Exhibit 21.01
SUBSIDIARIES OF KANA SOFTWARE, INC.
BALISOFT LTD. (ISRAEL)
BROADBASE SOFTWARE, INC. (US)
E-SERV SOLUTIONS, INC. (US)
FOUNDATION CV (NETHERLANDS, RESIDENT IN BARBADOS)
INTERNET BUSINESS ADVANTAGES, INC. (US)
INTERNET SECURITY ADVANTAGES, INC. (US)
KANA COMMUNICATIONS AB (SWEDEN)
KANA COMMUNICATIONS EURL (FRANCE)
KANA COMMUNICATIONS EUROPE LTD (UK)
KANA COMMUNICATIONS GMBH (GERMANY)
KANA COMMUNICATIONS PTY LTD. (AUSTRALIA)
KANA SOFTWARE AB (SWEDEN)
KANA SOFTWARE AUSTRIA GmbH (AUSTRIA)
KANA SOFTWARE B.V. (NETHERLANDS)
KANA SOFTWARE BVBA (BELGIUM)
KANA SOFTWARE CANADA LTD. (CANADA)
KANA SOFTWARE FRANCE S.A.R.L. (FRANCE)
KANA SOFTWARE GmbH (GERMANY)
KANA SOFTWARE HONG KONG LIMITED (HONG KONG)
KANA SOFTWARE INTERNATIONAL LTD. (CAYMAN ISLANDS)
KANA SOFTWARE KK (JAPAN)
KANA SOFTWARE KOREA LTD. (KOREA)
KANA SOFTWARE LTD. (UK)
KANA SOFTWARE PTE LTD. (SINGAPORE)
KANA SOFTWARE TECHNOLOGY, INC. (US)
SERVICESOFT (ROSH) LTD. (ISRAEL)
SERVICESOFT DEUTSCHLAND GmbH (GERMANY)
SERVICESOFT EUROPE LTD. (UK)
SERVICESOFT S.A.R.L. (FRANCE)
SERVICESOFT TECHNOLOGY (CANADA) INC. (CANADA)